UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017 (November 21, 2017)

GROUP 1 AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

1-13461 (Commission File Number)
Delaware	76-0506313
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

800 Gessner, Suite 500 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 647-5700

Not Applicable

(Former name or former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01.	OTHER EVENTS.

On November 21, 2017, Earl J. Hesterberg, President and Chief Executive Officer of Group 1 Automotive, Inc. (the “Company”), adopted a new stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Rule 10b5-1 permits corporate officers, directors and others to adopt written prearranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans.

Mr. Hesterberg’s prearranged stock trading plan was adopted in order to allow Mr. Hesterberg to sell a portion of his Company stock over time in an orderly manner as part of his personal financial planning and long-term strategy for individual asset diversification and liquidity. Mr. Hesterberg has no discretion over sales under the plan. The Company shares subject to the prearranged stock trading plan include shares held directly by Mr. Hesterberg and shares held indirectly in several family trusts for income taxation purposes. Because the plan has been established well in advance of any trade being made pursuant to it, the plan will also help avoid concerns about whether Mr. Hesterberg has material, non-public information at the time of any sale. Stock transactions executed pursuant to the prearranged stock trading plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission as required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUP 1 AUTOMOTIVE, INC.

Date: November 22, 2017	By:	/s/ Darryl M. Burman
	Name:	Darryl M. Burman
	Title:	Vice President and General Counsel